As filed with the Securities and Exchange Commission on February 13, 2025.

Registration No. 333-284180

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)
(Exact name of registrant as specified in its charter)

Delaware	325411	85-4094332
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(269) 579-2915

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Gripentrog

Chief Executive Officer

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(269) 579-2915

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036-6569 (212) 326-0820

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

AMENDMENT EXPLANATORY NOTE

This Amendment No. 5 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-284180) (the “Registration Statement”) is being filed as an exhibits-only filing solely for the purpose of filing Exhibits 4.2 (Specimen Common Stock Certificate), 4.3 (Form of Series A Warrant) and 4.4 (Form of Series B Warrant). The remainder of the Registration Statement is unchanged. Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits

(a) Exhibits.

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1***	Articles of Incorporation
3.2***	Amended and Restated Articles of Incorporation
3.3***	Bylaws of Functional Brands Inc.
3.4***	Amendment Name Change
3.5***	Cert of Amendment Increase Authorized Shares
3.6***	Cert of Amendment Reverse Split and Increase of authorized
3.7***	Consent Resolution – Reverse Split
4.1***	Form of Representative’s Warrant
4.2*	Specimen Common Stock Certificate
4.3*	Form of Series A Warrant
4.4*	Form of Series B Warrant
5.1***	Opinion of Lucosky Brookman LLP as to the legality of the shares
10.1***	License Agreement, dated July 7, 2021, between Trailer Park Boys Incorporated and Hemptown Organics Corp.
10.2***	Amendment to the License Agreement, dated August 16, 2023, between Trailer Park Boys Incorporated and Hemptown Organics Corp.
10.3***	Agreement, dated January 20, 2023, between HS Wholesale and Hemptown Naturals, Inc.
10.4***	Asset Purchase Agreement dated June 28, 2019
10.5***	Amendment No. 1 to the Asset Purchase Agreement dated November 30, 2021
10.6***	Amendment No. 2 to the Asset Purchase Agreement dated May 16, 2022
10.7***	Trademark Assignment Agreement dated July 11, 2019
10.8***	Domain Names Transfer Agreement dated July 11, 2019
10.9***	Assignment of Intangible Assets dated July 11, 2019
10.10***	First Amended Forbearance Agreement dated December [ ], 2022
10.11***	Employment Agreement, dated April 1, 2023, between HTO Holdings Inc., Functional Brands Inc. and Hemptown Organics Corp., and Eric Gripentrog
10.12***	Employment Agreement, dated April 1, 2023, between HTO Holdings Inc., Functional Brands Inc. and Hemptown Organics Corp., and Tariq Rahim
10.13***	ISO Certification - Purity Labs
10.14***	Kirkman Certification validation from Purity
10.15***	Testing Standards - The Forum
10.16***	Schedule A to the Asset Purchase Agreement (Warranty Bill of Sale)
10.17***	iHerb Inc agreement - Kirkman
10.18***	Amendment to License Agreement with the Trailer Park Boys 9/25/2024
10.19***	Fourth Amended Forbearance
10.20***	Conf of Judgement
23.1***	Consent of TAAD LLP
23.2***	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1***	Power of Attorney (included on the signature page of this registration statement)
99.1***	Audit Committee Charter
99.2***	Compensation Committee Charter
99.3***	Nominating and Corporate Governance Committee Charter
99.4***	Consent of Girard Smith as Director Nominee
99.5***	Consent of Blake Janover as Director Nominee
99.6***	Consent of Lourdes Felix as Director Nominee
99.7***	Executive Compensation Clawback Policy
107***	Filing Fee Table

*	Filed herewith.

**	To be filed by amendment.
***	Previously filed.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 13, 2025.

Functional Brands Inc.

By:	/s/ Eric Gripentrog
Eric Gripentrog Chief Executive Officer

SIGNATURE	TITLE	DATE

/s/ Eric Gripentrog	Chief Executive Officer	February 13, 2025
Eric Gripentrog

/s/ Tariq Rahim	Chief Financial Officer	February 13, 2025
Tariq Rahim

By:	/s/ Eric Gripentrog
Eric Gripentrog
Attorney-in-fact

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